UNITED STATES
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2014, U.S. Concrete, Inc. (“the Company”) and certain of its subsidiaries, as guarantors, entered into a second amendment (the "Second Amendment") to that certain First Amended and Restated Loan and Security Agreement, as amended on May 15, 2014 (the "Loan Agreement") with certain financial institutions named therein, as lenders (the “Lenders”), and Bank of America, N.A., as agent for the Lenders. The Second Amendment amends the Loan Agreement to increase the revolving commitments from $125.0 million to $175.0 million and to remove certain conditions to funding, including removal of (i) the uncommitted accordion feature, (ii) the maximum leverage ratio condition for the refinancing of certain senior secured notes of the Company and (iii) a requirement that any such senior notes refinancing debt must mature six months outside the expiration date of the Loan Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On September 15, 2014, the Company issued a press release announcing the Second Amendment. A copy of this press release is filed as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
10.1	Second Amendment to First Amended and Restated Loan and Security Agreement, dated as of September 12, 2014.
99.1	Press Release of U.S. Concrete, Inc., dated as of September 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: September 15, 2014	By:	/s/ William M. Brown
	Name:	William M. Brown
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Second Amendment to First Amended and Restated Loan and Security Agreement, dated as of September 12, 2014.
99.1	Press Release of U.S. Concrete, Inc., dated as of September 15, 2014.